NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
AND PROXY
STATEMENT

SLIPPERY ROCK FINANCIAL CORPORATION
100 SOUTH MAIN STREET
SLIPPERY ROCK, PENNSYLVANIA 16057-1245

To be held April 18, 2000


                  Mailed to Shareholders March 31, 2000

                    SLIPPERY ROCK FINANCIAL CORPORATION
                            100 SOUTH MAIN STREET
                  SLIPPERY ROCK, PENNSYLVANIA 16057-1245
                              (724) 794-2210

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

     NOTICE IS HEREBY GIVEN that pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders of Slippery Rock Financial Corporation will be held at the Slippery Rock Township Building, 155 Branchton Road, Slippery Rock, Pennsylvania 16057, on Tuesday, April 18, 2000, at 7:00 p.m., prevailing time, for the purpose of considering and voting on the following matters:

     1.      Election of four directors for a term of three years.

     2. Such other business as may properly come before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 10, 2000 shall be entitled to receive notice of and to vote at the meeting. A Proxy Statement, a form of proxy and self-addressed envelope are enclosed. Complete, date and sign the proxy. Return it promptly in the envelope which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person.

     This Notice, the accompanying Proxy Statement and form of proxy are sent to you by order of the Board of Directors.


                                 Eleanor L. Cress
                                 Secretary


Slippery Rock, Pennsylvania
March 31, 2000

                                  PROXY STATEMENT

                                   INTRODUCTION

     The Proxy Statement and enclosed proxy are being mailed to the shareholders of Slippery Rock Financial Corporation (the "Corporation"), on or about March 31, 2000, in connection with the solicitation of proxies by the Board of Directors of the Corporation. The proxies will be voted at the Annual Meeting of the Shareholders to be held on April 18, 2000, at 7:00 p.m., prevailing time, at the Slippery Rock Township Building, 155 Branchton Road, Slippery Rock, Pennsylvania 16057. Proxies may be revoked at will at any time before they have been exercised by filing with the Secretary of the Corporation an instrument of revocation, by submitting a duly executed proxy bearing a later date or by appearing at the Annual Meeting and giving notice of intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

     The costs of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, directors and officers of the Corporation may solicit proxies, without additional compensation, by telephone or telegraph. Arrangements may be made by the Corporation with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and the Corporation may reimburse them for reasonable expense they incur in so doing.

     The Corporation's Annual Report for the year ended December 31, 1999, is enclosed with this Proxy Statement. It should not be regarded as proxy solicitation material.

                                VOTING SECURITIES

     As of the close of business on March 10, 2000 (the "Record Date"), there were outstanding 2,769,048 shares of Common Stock of the Corporation ("Common Stock"), the only class of capital stock of the Corporation outstanding and entitled to vote. Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote for each such share held.

BENEFICIAL OWNERSHIP BY CERTAIN PERSONS AND MANAGEMENT

     There is set forth below information with respect to the beneficial ownership, as of the Record Date, of certain persons, including directors and nominees for director, of shares of the Common Stock.

Name of Beneficial                   Amount and Nature         Percent of Class
------------------                   -----------------         ----------------
Owner                                of Ownership
-----                                ------------
                                     (1)(2)

John W. Conway
  Slippery Rock, Pennsylvania            95,080                      3.4%

Grady W. Cooper
  St. Cloud, Florida                    378,584                     13.7%

Robert M. Greenberger
  Butler, Pennsylvania                    5,664                       *

Robert E. Gregg
  Grove City, Pennsylvania               10,911 (3)(4)                *

William D. Kingery
  New Wilmington, Pennsylvania            5,208 (3)                   *

Paul M. Montgomery
  Slippery Rock, Pennsylvania            53,776 (3)                  1.9%

S. P. Snyder
  Slippery Rock, Pennsylvania            40,902 (3)                  1.5%

William C. Sonntag
  Slippery Rock, Pennsylvania            17,653 (5)                   *

Charles C. Stoops, Jr.
  Pittsburgh, Pennsylvania               87,416                      3.2%

Norman P. Sundell
  Slippery Rock, Pennsylvania             9,112 (3)                   *

Kenneth D. Wimer
  Grove City, Pennsylvania               33,784 (3)                  1.2%

Officers, Directors and
  Nominees for Directors                774,679                     28.0%
  as a Group (6)

-------------
*Less than l%

(l) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC") and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)     Information furnished by the Directors and Officers and the Corporation.

(3) Includes shares of Common Stock which may be acquired within 60 days by exercise of stock options granted pursuant to the Non-Employee Directors Stock Option Plan approved in 1997. Shares of Common Stock which are subject to stock options are deemed to be outstanding for computing the percentage of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. The number of such shares included above are as follows:

        Mr. Snyder, 600 shares; Mr. Wimer, 1,200 shares; Mr. Sundell, 600 shares; Mr. Gregg, 1,200 shares; Mr. Kingery, 1,200 shares;
        Mr. Montgomery, 600 shares.

(4) Includes voting power of attorney over 3,689 shares owned by members of Mr. Gregg's family.

(5) Includes 1,333 shares of Common Stock which may be acquired within sixty (60) days by exercise of stock options granted to Mr. Sonntag pursuant to the Employee Incentive Stock Option Plan approved in 1997.

(6) The group consists of 14 persons, as of the Record Date, being two officers of the Corporation, one executive officer of The First National Bank of Slippery Rock (the "Bank"), directors and nominees for director.

                               PRINCIPAL HOLDERS OF STOCK

     Except as set forth in the following table, no person is known to the Corporation's management to own of record or beneficially 5% or more of the outstanding Common Stock as of the Record Date:

                                                Common Stock
Name and Address                         --------------------------
of Beneficial Owner                        Amount       Percentage
-------------------                      ---------     ------------

Grady W. Cooper
St. Cloud, Florida 34769                  378,584          13.7%

                                 ELECTION OF DIRECTORS
     The Corporation's Articles of Incorporation provide that there shall be three classes of directors as nearly equal in number as possible, each class being elected for a three-year term and only one class being elected each year beginning in 1993. The total number of directors shall be that number from time to time determined by a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting thereof. There shall be not less than five directors. The number of directors for 2000 has been set at 11.

     The Board of Directors has nominated Messrs. Robert M. Greenberger, Paul
M. Montgomery, William C. Sonntag and Norman P. Sundell for election as Class II directors for three-year terms to expire at the 2003 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. All Class II directors were elected by the shareholders at the 1997 Annual Meeting. The remaining seven directors will continue to serve in accordance with their prior election with the terms of the Class III and Class I directors expiring in 2001 and 2002, respectively.

     Each shareholder has one vote for each share registered in his or her name, and there are no cumulative voting rights. Unless authority is withheld as to a particular nominee or as to all nominees, all proxies will be voted for the nominees listed below. Directors shall be elected by a plurality of votes cast at the meeting by holders of stock present and entitled to vote thereat. Votes marked "WITHHOLD AUTHORITY" in the election of directors are counted toward a quorum but have no effect on the outcome of the election.

     It is intended that shares represented by proxies will be voted for the nominees listed below, each of whom is now a director of the Corporation and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by the Board of Directors in the event any nominee or nominees become unavailable for election. The four persons receiving the highest number of votes for Class II directors will be elected. The Board of Directors has no reason to believe that any of the nominees will not serve if elected.

     In the following tables are set forth as to each of the nominees for election as Class II directors and as to each of the continuing Class III and Class I directors his age, principal occupation and business experience, the period during which he has served as a director of the Corporation, the Bank or an affiliate and other business relationships as of the Record Date. There are no family relationships between any of the persons listed below except Mr. Cooper and the Messrs. Wimer are first cousins.

                           NOMINEES FOR ELECTION AS
                               CLASS II DIRECTORS
                              Terms Expire in 2003

                                                            Directorship
                                                             in other
Name and Principal                       Director            Reporting
Occupation (1)               Age       Since (2)(3)          Companies
-------------               -----      ------------         -----------
Robert M. Greenberger         63           1995                 None
Owner and President,
Harry Products, Inc.,
parent firm of Warehouse
Sales and Trader
Horn, Retail Sales

Paul M. Montgomery            75           1971                 None
Retired, former
President of the
Bank

William C. Sonntag            51           1989                 None
President and Chief
Executive Officer of
the Corporation and
Bank

Norman P. Sundell             56           1987                 None
Vice Chairman,Partner,
Sundell Auto Specialties

THE BOARD OF DIRECTORS RECOMMENDS THE ABOVE NOMINEES BE ELECTED.

                                   CLASS I DIRECTORS
                                 TERMS EXPIRE IN 2002
                                                               Directorship
                                                                in other
Name and Principal                          Director            Reporting
Occupation (1)                  Age       Since (2)(3)          Companies
--------------                 -----      ------------         -------------
John W. Conway                  75            1961                  None
Vice Chairman,
Retired, former
Executive Vice
President of the Bank

William D. Kingery              46            1995                  None
Vice President and
Treasurer, Springfield
Restaurant Group

Charles C. Stoops, Jr.          66            1984                  None
Retired, former General Tax
Counsel, Rockwell
International Corp.
                                CLASS III DIRECTORS
                                TERMS EXPIRE IN 2001
                                                               Directorship
                                                                in other
Name and Principal                          Director            Reporting
Occupation (1)                  Age       Since (2)(3)          Companies
--------------                 -----      ------------         -------------

Grady W. Cooper                 77            1966                  None
Chairman of the Board,
retired, former President
of Cooper Brothers, Inc.
Building Supplies

Robert E. Gregg                 58            1987                  None
Partner, Spring
Meadows Farms

S. P. Snyder,                   67            1966                  None
Retired, former
Owner and Partner,
Snyder Bus Company

Kenneth D. Wimer                73            197                   None
Retired, former
Manager, Cooper
Brothers, Inc.
Building Supplies

(l) All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years.

(2) Reflects the earlier of the first year as a director of the Corporation or the Bank.

(3)     All incumbent directors were elected by the shareholders.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation has various committees including a Personnel and Salary Committee and an Audit Committee. During the year 1999 the Board of Directors of the Corporation held 5 meetings and the Board of Directors of the Bank held 12 meetings. The Audit Committee held 11 meetings. The Audit Committees of the Corporation and the Bank comprise the same persons, and all meetings were jointly held. Each director attended at least 75% of the combined total of meetings of the Board of Directors and each committee of which he was a member except Mr. Montgomery who attended 65% of such meetings.

     The Audit Committee is responsible for recommending to the Board of Directors the appointment of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries; reviewing the reports of the Audit Department and the reports of examination conducted by bank and bank holding company regulators and of independent public accountants; reviewing the adequacy of internal audit and control procedures; and reporting to the Board of Directors. The Audit Committee is presently comprised of Messrs. Gregg, Montgomery, Snyder and Wimer who also constitute the Audit Committee of the Bank.

     The Loan Review Committee consists of Messrs. Gregg, Montgomery, Snyder and Sundell. The Committee met 4 times in 1999.

     The Corporation presently does not have a separate Nominating Committee. The Personnel and Salary Committee of the Bank, consisting of Messrs. Cooper, Greenberger, Kingery, Snyder, Stoops and Sundell met 3 times in 1999. Mr. Sonntag is ex-officio member of all committees.

                           EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors were paid $950.00 for each Board meeting for January through June and $1,000.00 for each Board meeting for July through December 1999. A total of $118,700 was paid as Directors fees in 1999.

     The Corporation has a Non-Employee Director Stock Option Plan which was approved by the Board of Directors and adopted by the Shareholders at the 1997 meeting. Options to purchase up to 72,000 shares of Common Stock may be granted to directors of the Corporation or any subsidiary who are not employees of the Corporation or a subsidiary. Under the terms of the Plan, a compensatory stock option to purchase 600 shares of Common Stock is automatically granted to each non-employee director as of September 30 of each year, beginning September 30, 1997 and ending on September 30, 2006. The option price is the fair market value per share of common stock on the date of the grant. All options are vested on the date of the grant, but none shall be exercisable after the expiration of 10 years from the date of the grant. Information with respect to the number of options held by directors is set forth under "Beneficial Ownership by Certain Persons and Management".

EXECUTIVE COMPENSATION

     The following persons are considered to be Executive Officers of the Corporation by virtue of their position with the Corporation or the Bank.

     Name            Age            Position         Business Experience(1)
     ----            ---            --------         -------------------
William C. Sonntag   51        President and Chief
                               Executive Officer
                               of the Corporation
                               and the Bank

Mark A. Volponi      38        Treasurer of the
                               Corporation and
                               Controller of the Bank

Eleanor L. Cress     60        Secretary of the
                               Corporation and
                               Vice President and
                               Secretary of the Bank

Dale R. Wimer        54        Executive Vice
                               President of the Bank

(l) Each of the above persons, has held an executive position with the Corporation or the Bank for the past five years.

     The following table sets forth the cash compensation paid or to be paid by the Bank during 1999 to Mr. Sonntag, the Chief Executive Officer. No other officer's compensation exceeded $100,000. The Corporation pays no salaries or benefits.

                           SUMMARY COMPENSATION TABLE
                        Annual Compensation      (l)(2)
Name and
Principal                                   Number of All      Other Annual
Position          Year   Salary     Bonus  Stock Options(4)   Compensation(4)
---------         ----   ------     -----  ----------------   ---------------
William C.        1999   $101,500   $31,198     4,000
Sonntag,          1998   $ 95,508   $30,309     4,000(5)             -
President and     1997   $ 90,504   $29,166     4,000(5)             -
Chief Executive
Officer (3)

(l) Information with respect to group life, health, hospitalization and medical reimbursement plans is not included as they do not discriminate in favor of officers or Directors and are available generally to all salaried employees.

(2) Information with respect to the Bank's Employees Retirement Plan is not included as it is a fixed benefit plan available to all salaried employees on the same terms and conditions.

(3) Does not include amounts attributable to miscellaneous benefits. In the opinion of management of the Corporation, the cost of providing such benefits during 1999 did not exceed the lesser of $50,000 or 10% of Mr. Sonntag's total salary and bonus.

(4) The Corporation has no restricted stock or other long-term incentive plans. The Board of Directors approved an Employees Incentive Stock Option Plan which was approved and adopted by Shareholders at the 1997 meeting. Information with respect to grants made pursuant to this plan is set forth below.

(5)     Restated to reflect a two for one stock split in December, 1998.

COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

     The Personnel and Salary Committee of the Bank, acting as a compensation committee, has the responsibility to recommend to the Bank's Board of Directors the compensation of the Chief Executive Officer and other persons who are deemed to be principal officers of the Bank. The Corporation pays no salaries. The Committee also evaluates performance of management and considers management's success, planning and related matters. The Committee reviews with the Bank's Board of Directors all aspects of the compensation of the highest paid officers, including stock option grants.

     A salary plan is reviewed for consistency with industry peer group surveys. The peer group consists of banks within the area of similar assets, size and additional banks elsewhere within the same asset range. Judgments are made with respect to the value contributed to the corporation and the Bank by the various officer's positions, including the Chief Executive Officer.

Individual salary levels and option awards are based on relative importance of the job, individual performance of each officer in those positions and the contribution that person has made to the Corporation during the year.

     As a result of these reviews, salary increases and option grants are determined by the Board of Directors. Management of the Bank determines salary and increases for all other officers and employees based upon performance.

     Submitted by Messrs. Cooper, Greenberger, Kingery, Snyder, Stoops and Sundell.


                        COMPENSATION ACCORDING TO PLANS

RETIREMENT PLAN

     All eligible employees of the Bank are covered by a Defined Benefit Pension Plan (the "Plan"). The Plan is a non-contributory, defined benefit pension plan which provides a normal retirement benefit based upon each participant's years of service with the Bank and the participant's average monthly compensation, which is defined as the compensation converted to a monthly amount and averaged over five (5) consecutive calendar years which produces the highest monthly average within the last ten (10) completed years of service.

     Benefits are equal to 35% of average monthly compensation plus 22% of average monthly compensation in excess of one-twelfth (1/12) of covered compensation. "Covered Compensation" is defined as a 35 year average of the Social Security Taxable Wage Basis in effect for each calendar year ending with the last day of each calendar year in which a participant reaches normal retirement age. Employees are fully vested after five or more years of service. Actuarial equivalent benefits will be paid upon early retirement, death or disability. An employee will receive his or her vested portion if employment is terminated for any other reason. Employees are eligible at age 21 years and completion of one (1) year of service. Directors are not entitled to benefits under the Retirement Plan unless they are also active employees of the Bank. The following table sets forth the estimated annual benefits payable to an employee retiring in 1999 under the Plan reflecting applicable limitations under Federal tax laws.

AVERAGE ANNUAL
COMPENSATION                        YEARS OF SERVICE AT RETIREMENT
                           10             20            30           40

$ 60,000                $ 8,400        $16,800       $21,000       $21,000
$ 80,000                $12,696        $25,392       $31,740       $31,740
$105,000                $18,396        $36,792       $45,990       $45,990
$130,000                $24,096        $48,192       $60,240       $60,240
$155,000                $29,796        $59,592       $74,490       $74,490
$180,000                $30,936        $61,872       $77,340       $77,340


     As of December 31, 1999, Mr. Sonntag had been credited with 24 years of service for purposes of the retirement plan. The approximate accrued benefit at age 65 (or retirement if later) based on years of credited service is $35,024 for Mr. Sonntag. Covered compensation is based on salary shown in the Summary Compensation Table.

401(K) SAVINGS PLAN

     Employees who have reached age 21 and completed one (1) year of service (1,000 hours) are eligible to participate in the Bank's 401(k) Savings Plan. This is a participant salary reduction plan wherein a participant may elect to have a percentage of his or her salary (up to maximum legal limits) reduced. Such amounts are immediately fully vested. The Bank makes an annual matching contribution equal to a percentage of salary reduction. Currently, the maximum matching contribution is 2% of salary.

Employer contributions are fully vested after five years eligible service.

     Investment gains and losses are allocated on the last day of the Plan year (December 31) as follows:

                    Market Value of
                    Employee's Account
Employee's Share =                        x Net gain or loss to be allocated
                    -------------------
                    Market Value of all
                    Participant's Accounts

     A participant is entitled to receive 100% of his or her account balance at normal retirement (later of age 65 or 10th anniversary of participation). Payments are also made on early retirement, late retirement, death or disability. Only the vested portion is paid on termination for any other cause.

                      STOCKHOLDERS RETURN PERFORMANCE

     Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of S&P 500 Total Return Stock Index and Peer Group Index for the five years beginning January 1, 1995 and ending December 31, 1999. Each assumes an investment of $100 on December 31, 1994 and retention of dividends when paid.

(Graph belongs in this area)

                        Valued at December 31

                     1994      1995       1996       1997       1998       1999
                    ------    ------     ------     ------     ------     ------
Corporation (1))     $100    $148.45    $229.22    $253.04    $289.47    $288.57
S&P 500 (2)          $100    $137.45    $168.92    $225.21    $289.43    $350.26
Peer Group (2)       $100    $119.92    $143.00    $204.73    $222.57    $209.45

(1) Data based upon appraised values for 1997, 1998 and 1999 and market sales for prior years.

(2)     Data obtained from Tucker Anthony Cleary Gull

                           OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning the grant of stock options to Mr. Sonntag during fiscal 1999.

                                Percent of
                               Total Options      Exercise
                 Options        Granted to          Price        Expiration
Name            Granted(#)      Employees        ($/Share)(1)       Date
----            ----------     -------------     ------------    ----------
William C.
Sonntag          4,000            22.1%             $19.30         9/30/09

(1) Based upon a market value of $19.30 per share on September 30, 1999 pursuant to an independent appraisal as of that date.

                      AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND YEAR END OPTION VALUES
                     --------------------------------------
     The following table sets forth certain information concerning exercise of stock options granted pursuant to the Employees Incentive Stock Option Plan by Mr. Sonntag during the year ended December 31, 1999 and options held at December 31, 1999.

              Shares
             Acquired            Number of Unexercised            Value of Unexercised
                on      Value    Options at 12/31/99              Options at12/31/99
Name         Exercise  Realized  Exercisable     Unexercisable    Exercisable(1)       Unexercisable(1)
----         --------  --------  -----------     -------------    -------------        ----------------
William
C. Sonntag      0         0        1,333            10,667         $ 5,332.00             $7,468.00

(1) Based upon a market value of $18.50 per share on December 31, 1999 pursuant to an independent appraisal as of the date.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Corporation's officers, directors and persons owning more than 10% of the Corporation's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and such shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Except as set forth above in "Principal Holders of Stock", the Corporation knows of no person who owned 10% or more of its Common Stock.

     Based upon review of copies of the forms furnished to the Corporation, the Corporation believes that during 1999 all Section 16(a) filing requirements were complied with in a timely manner except Mr. Cooper was late in filing a Form 4. This report has been filed.

                         TRANSACTIONS WITH MANAGEMENT

     Certain directors, nominees and executive officers and/or their associates were customers of and had transactions with the Corporation or the Bank during 1999. Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

                                   AUDITORS

     S. R. Snodgrass, A.C. has audited the Corporation's financial statements for the fiscal year ended December 31, 1999, and the report on such financial statements appears in the Annual Report to Shareholders. S. R. Snodgrass, A.C. has been selected by the Board of Directors to perform an examination of the consolidated financial statements of the Corporation for the year ending December 31, 2000.

                            FINANCIAL INFORMATION

     A copy of the Corporation's Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials.

     REQUESTS FOR PRINTED FINANCIAL MATERIAL FOR THE CORPORATION OR ANY OF ITS SUBSIDIARIES - ANNUAL OR QUARTERLY REPORTS, FORMS 10-K AND 10-Q AND CALL REPORTS AND A LIST OF EXHIBITS - SHOULD BE DIRECTED TO MARK A. VOLPONI, TREASURER, 100 SOUTH MAIN STREET, SLIPPERY ROCK, PA 16057-1245, TELEPHONE
(724) 794-2210. UPON WRITTEN REQUEST AND PAYMENT OF A COPYING FEE OF TEN CENTS A PAGE, THE CORPORATION WILL ALSO FURNISH A COPY OF ALL EXHIBITS TO THE FORM 10-K.


                SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

     Any eligible shareholder desiring to present a proposal pursuant to Rule 14a-8 promulgated by the SEC to be considered at the 2001 Annual Meeting of Shareholders should submit the proposal in writing to: William C. Sonntag, President, Slippery Rock Financial Corporation, 100 South Main Street, Slippery Rock, PA 16057-1245 no later than November 26,2000. A shareholder wishing to submit a proposal other than pursuant to Rule 14a-8 must notify the Corporation no later than February 15, 2001. In the absence of timely notice, management will exercise its discretionary power in voting on any such matter.

                               OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

                                          By Order of the Board of Directors,


                                          ------------------------------
                                          Eleanor L. Cress
                                          Secretary

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF
                 SLIPPERY ROCK FINANCIAL CORPORATION

     The undersigned shareholder(s) of SLIPPERY ROCK FINANCIAL CORPORATION, Slippery Rock, Pennsylvania (the "Corporation") do(es) hereby appoint Paul E. Mershimer and Terry D. Dambaugh, or either one of them my (our) true attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of the Corporation standing in my (our) name(s) on its books on March 10, 2000 at the Annual Meeting of Shareholders of the Corporation to be held at the Slippery Rock Township Building, 155 Branchton Road, Slippery Rock, Pennsylvania 16057, on April 18, 2000, at 7:00 p.m. or any adjournment or postponement thereof as follows:

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) hereby authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me
(us) heretofore given for any meeting of Shareholders of the Corporation. Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 31,2000.

                                       MAP

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THIS PROXY IS CONTINUED ON THE REVERSE SIDE.  PLEASE SIGN ON THE REVERSE SIDE
AND RETURN PROMPTLY.

             Mark an "X" in the box below to indicate your vote.

     1.     Election of Class II Directors for a three year term

     [ ]     FOR all nominees listed     [ ]  WITHHOLD AUTHORITY
             below (Except as marked          to vote for all
             to the contrary below)           nominees listed below

     SPECIAL INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), DRAW A LINE THROUGH THE NOMINEE'S NAME(S) BELOW.

                  Class II Director for Term Expiring in 2003
                  -------------------------------------------

     Robert M. Greenberger               William C. Sonntag
     Paul M. Montgomery                  Norman P. Sundell

2. In accordance with the recommendations of management, to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

      IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF ITEM 1 AND IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT WITH RESPECT TO ITEM 2.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

          If planning on attending the meeting in person, please indicate in the box below.

[ ] WILL ATTEND                    Number of Shares held of record
                                   as of March 10, 2000:

                                  ------------------

                                  ---------------------------------
                                  Signature of Shareholder

                                  --------------------------------
                                  Signature of Shareholder

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

Dated:                                Please date and sign exactly as your
        --------------------------     name(s) appear(s) hereon.  When signing
                                      as attorney, executor, administrator,
                                      trustee, or guardian, etc., you should
                                      indicate your full title.  If stock is
                                      in joint name(s), each joint owner
                                      should sign.

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